Exhibit 10.22

THIRD AMENDMENT TO LOAN AGREEMENT

            THIS THIRD AMENDMENT TO LOAN AGREEMENT (this "Amendment") dated as of December 31, 2003, is made between THE EXPLORATION COMPANY OF DELAWARE, INC., a Delaware corporation ("Borrower"), and HIBERNIA NATIONAL BANK, a national banking association ("Lender") who agree as follows:

RECITALS

A.      The Borrower and the Lender entered into that certain Loan Agreement dated as of March 4, 2002, as amended by a First Amendment to Loan Agreement dated as of December 13, 2002 and a Second Amendment to Loan Agreement dated as of August 13, 2003 (as amended, the "Loan Agreement"). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings indicated in the Loan Agreement.

B. The Borrower and the Lender desire to amend the Loan Agreement to alter the interest rate, to extend the maturity date, and otherwise to provide with respect to the Loan.

AGREEMENT

            NOW, THEREFORE, in consideration of the terms and conditions contained herein, and the loans and extensions of credit heretofore, now or hereafter made to the Borrower by the Lender, the parties hereto hereby agree as follows:

ARTICLE 1.
AMENDMENTS

            1.1      The Borrower and the Lender hereby amend Section 1.2 of the Loan Agreement by adding definitions of the terms "Tranche A", "Tranche B", "Tranche B Level", and "Tranche B Rate", each inserted within Section 1.2 in the proper alphabetical place, such definitions to read in their entirety as follows:

"Tranche A" shall mean the portion of the principal amount of Advances outstanding at any one time up to the Tranche B Level.

"Tranche B" shall mean the portion, if any, of the principal amount of Advances outstanding at any one time exceeding the Tranche B Level.

"Tranche B Level" shall mean $12,500,000.00, subject to future changes by the Lender in its sole discretion in conjunction with future redeterminations of the Borrowing Base.

"Tranche B Rate" shall mean, during any Interest Period (as defined in the definition of LIBO Rate) for any portion of any Advance within Tranche B, an interest rate per annum equal to the Reserve Adjusted LIBO Rate (as defined in the definition of LIBO Rate) plus four (4%) percent.

            1.2      The Borrower and the Lender hereby amend Section 1.2 of the Loan Agreement, on page 7, by amending the definition of "Applicable LIBO Rate Margin" within the definition of LIBO Rate, to substitute the following schedule set forth below, replacing the prior schedule:

Applicable LIBO
Percentage Outstanding	Rate Margin

less than 1/3	2.25%
1/3 to 2/3	2.50%
above 2/3	2.75%

1.3 The Borrower and the Lender hereby amend and restate the definition of "Maturity Date" in Section 1.2 of the Loan Agreement to read in its entirety as follows:

"Maturity Date" shall mean March 4, 2006, or such earlier date on which the Loan is accelerated pursuant to Section 8.2 hereof.

            1.4      Notwithstanding Section 1.3 of this Amendment, the Borrower and the Lender agree that the maturity of the Tranche B portion of the Loan shall be January 1, 2005 (subject to future change, including earlier maturity, as part of a Borrowing Base redetermination). Absent further written amendment of the Loan Agreement, on and after January 1, 2005, the Borrower shall not be permitted to borrow in excess of, or leave outstanding any principal amount of the Advances exceeding, the Tranche B Level (which shall then be equal to the Amount). The Borrower and the Lender acknowledge that as of the date of this Amendment, the Tranche B Level is $12,500,000.00, and the Amount and the Borrowing Base each is $14,000,000.00, subject to future changes in the Amount and the Tranche B Level by the Lender in accordance with the Loan Agreement as part of the periodic redeterminations of the Borrowing Base.

            1.5      In consideration of the granting of the foregoing amendments, the Borrower shall pay to the Lender a fee in the amount equal to twenty-five thousand ($25,000.00) dollars immediately upon execution of this Amendment by the Lender.

ARTICLE 2.
ACKNOWLEDGMENT OF COLLATERAL

            2.1      The Borrower hereby specifically reaffirms all of the Collateral Documents. The Borrower hereby reaffirms its original intention as stated in the Collateral Documents that said Collateral Documents secure the Indebtedness, including without limitation the Note as amended or extended from time to time. The Borrower hereby confirms and agrees that the Collateral Documents secure the Loan Agreement as amended by this Amendment and the Note as extended pursuant to this Amendment.

ARTICLE 3.
MISCELLANEOUS

            3.1      The Borrower represents and warrants to the Lender (which representations and warranties will survive the execution of this Amendment) that (i) all representations and warranties contained in the Loan Agreement and the Collateral Documents are true and correct on and as of the date hereof as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date, (ii) no event has occurred and is continuing as of the date hereof which constitutes a Default or Event of Default, (iii) there has not occurred any material adverse change in the Collateral or other assets, liabilities, financial condition, business operations, affairs or circumstances of the Borrower or any other facts, circumstances or conditions (financial or otherwise) upon which the Lender has relied or utilized in making its decision to enter into this Amendment, and (iv) there is no defense, offset, compensation, counterclaim or reconventional demand with respect to amounts due under, or performance of, the terms of the Note. To the extent any such defense, offset, compensation, counterclaim or reconventional demand or other causes of action by the Borrower against the Lender might exist, whether known or unknown, such items are hereby waived by the Borrower.

            3.2      Subject to the specific amendments set forth in Article 1 of this Amendment and the other provisions contained in this Amendment, all terms and provisions of the Loan Agreement and of the Note are hereby ratified and confirmed, and shall be and remain in full force and effect, enforceable in accordance with their terms.

            3.3      The Borrower agrees to pay on demand all reasonable expenses of Lender in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and expenses of counsel for Lender). In addition, the Borrower shall pay any and all stamp or other taxes, recordation fees and other fees payable in connection with the execution, delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder and agrees to hold the Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission in paying such taxes or fees.

3.4 THIS AMENDMENT IS A CONTRACT MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF LOUISIANA.

            3.5      The Borrower and the Lender agree that this Amendment may be executed in multiple separate counterparts, and each party's signature may appear on a separate counterpart, but all such counterparts taken together shall constitute one and the same instrument. The parties specifically confirm their intent to be bound by delivery of such signed counterparts by telecopier.

            3.6      The provisions of this Amendment shall become effective if and when, and only when, (i) each and every representation and warranty of Borrower contained in this Amendment is true, complete and accurate, (ii) no event exists which constitutes a Default, and (iii) the receipt by the Lender of the following:

(a) A duly executed counterpart of this Amendment;

(b) A duly executed substitute Note reflecting the extension of maturity;

(c) A duly executed First Supplement to the Borrower's Texas Deed of Trust;

(d) A Certificate of the Secretary of the Borrower, confirming the continued effectiveness of the resolutions of its Board of Directors; and

(e) Payment of the fee required by Paragraph 1.5 of this Amendment.

The Borrower hereby certifies by execution of this Amendment that the foregoing conditions (i) and (ii) are satisfied and true and correct. The documents required under condition (iii) in each case shall be in form and substance satisfactory to the Lender and its counsel.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.

BORROWER:	THE EXPLORATION COMPANY OF DELAWARE, INC.

By:__/s/ James E. Sigmon_____________________
Name: James E. Sigmon Title: President

LENDER:	HIBERNIA NATIONAL BANK

By:__/s/ Nancy G. Moragas____________________
Name: Nancy G. Moragas Title: Vice President